UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2010

Cryo-Cell International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23386	22-3023093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Brooker Creek Blvd., Suite 1800, Oldsmar, FL	34677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 749-2100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective March 12, 2010, John Mathews voluntarily resigned as a director of Cryo-Cell International, Inc. (the “Company”) and he has confirmed to the Company that his resignation was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d) Effective March 14, 2010, Dr. Sung Won Sohn was appointed to the Board of Directors of the Company filling the vacancy created by the resignation of John Mathews. He will be compensated for Board services in the same manner as other non-employee members of the Board and there are no other arrangements or understandings pursuant to which he was selected as a director. Dr. Sohn has been appointed to serve on the Audit Committee of the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CRYO-CELL INTERNATIONAL, INC.
(Registrant)

Date: March 16, 2010	By:	/s/ Jill M. Taymans
	Name:	Jill M. Taymans
	Title:	Vice President, Finance